Exhibit 23.1

1900 NW Corporate Blvd., East Suite 210 Boca Raton, Florida 33431 Tel. 561-886-4200 Fax. 561-886-3330 e-mail:info@sherbcpa.com
SHERB & CO., LLP	Offices in New York and Florida
Certified Public Accountants

CONSENT OF INDEPENDEDNT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated December 24, 2008 on the consolidated financial statements of National Holdings Corp. and Subsidiaries for the years ended September 30, 2008 and 2007, included herein on the registration statement of National Holdings Corp. on Form S-1/ Amendment No. 1,  and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
August 24, 2009